Exhibit 99.1

420 Lexington Avenue      ■      New York, NY  10170      ■      (212) 869-3000      ■      FAX (212) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:	Stacy Slater
Senior Vice President - Corporate Communications
New Plan Excel Realty Trust, Inc.
212-869-3000
sslater@newplan.com

NEW PLAN EXCEL REALTY TRUST REPORTS SECOND QUARTER 2006 RESULTS

NEW YORK, August 3, 2006 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced financial results for the three and six months ended June 30, 2006.

Total rental revenues for the second quarter of 2006 were $111.5 million as compared with $129.1 million in the second quarter of 2005.  Net income available to common stockholders was $29.4 million, or $0.27 per diluted share, in the second quarter of 2006 compared with $35.5 million, or $0.33 per diluted share, in the second quarter of 2005.  Funds from operations (FFO) for the second quarter of 2006 was $50.9 million, or $0.47 on a diluted per share basis, compared with $56.4 million, or $0.53 on a diluted per share basis, in the second quarter of 2005.  A reconciliation of net income to FFO is presented in the attached table.

Total rental revenues for the six months ended June 30, 2006 were $225.1 million as compared with $254.8 million in the first six months of 2005.  Net income available to common stockholders was $62.6 million, or $0.58 per diluted share, in the first six months of 2006 compared with $69.0 million, or $0.65 per diluted share, in the first six months of 2005.  FFO for the first six months of 2006 was $104.8 million, or $0.96 on a diluted per share basis, compared with $112.4 million, or $1.06 on a diluted per share basis, in the first six months of 2005.

Portfolio Review

At the end of the second quarter, the gross leaseable area (GLA) for the Company’s stabilized community and neighborhood shopping centers, including its pro rata share of unconsolidated joint venture properties, was approximately 93.2 percent leased.  The GLA for the Company’s total community and neighborhood shopping center portfolio, which includes redevelopment properties and the Company’s pro rata share of unconsolidated joint venture properties, was approximately 90.6 percent leased as of June 30, 2006.

During the second quarter, 136 new leases, aggregating approximately 954,000 square feet, were signed at an average annual base rent (ABR) of $10.06 per square foot and 231 renewal leases, aggregating approximately 1.5 million  square feet, were signed at an average ABR of $8.64 per square foot.  The average increase in ABR on a cash-basis was 14.3 percent for new leases signed on comparable space and 8.7 percent for renewal leases. On a GAAP-basis, the average increase in ABR was 21.5 percent for new leases signed on comparable space and 13.3 percent for renewal leases. During the first six months of 2006, the Company executed a total of 825 new and renewal leases aggregating approximately 4.6 million square feet, including 292 new leases, aggregating approximately 1.7 million square feet, which were signed at an average ABR of $10.56 per square foot and 533 renewal leases, aggregating approximately 3.0 million square feet, which were signed at an average ABR of $9.70 per square foot.  The average increase in ABR on a cash-basis was 14.4 percent for new leases signed on comparable space and 8.7 percent for renewal leases.

During the second quarter, the Company completed seven redevelopment projects (including two Company outparcel development projects) and added seven projects to its redevelopment pipeline (including one joint venture redevelopment project).  At June 30, 2006, the redevelopment pipeline was comprised of 44 redevelopment projects (including five Company outparcel development projects and an aggregate of eight joint venture redevelopment and outparcel development projects), the aggregate cost of which (including costs incurred in prior years on these projects) is expected to be approximately $298.8 million.

Acquisitions and Dispositions

During the second quarter of 2006, the Company acquired, through co-investments with its joint venture partners, seven shopping centers totaling approximately 1.5 million square feet of GLA for an aggregate purchase price of approximately $137.7 million.  During the first six months of 2006, the Company acquired, including through co-investments with its joint venture partners, an aggregate of eleven shopping centers; three buildings adjacent to shopping centers owned by the Company or a joint venture; and one land parcel for an aggregate of approximately $216.2 million.  The acquisitions totaled approximately 2.5 million square feet of GLA and approximately 18 acres.  Acquisitions completed during the second quarter are summarized below:

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CA New Plan Acquisition Fund, LLC (aggregate purchase price of approximately $13.4 million)

•                  On June 13, 2006, CA New Plan Acquisition Fund, LLC, a joint venture in which the Company holds a 10 percent interest, acquired Parmer Crossing, a 169,517 square foot shopping center located in Austin, Texas and anchored by Big Lots, Fry’s Electronics (non-owned) and Room Store, for approximately $13.4 million.

Galileo America LLC (aggregate purchase price of approximately $105.3 million)

•                  On May 4, 2006, Galileo America LLC, a joint venture in which the Company holds a 5 percent interest, acquired a portfolio of five shopping centers for an aggregate of approximately $105.3 million.  The portfolio includes: Springdale Center, a 612,616 square foot shopping center located in Mobile, Alabama and anchored by Best Buy, Burlington Coat Factory, Goody’s, Linens ‘n Things, McRae’s and SAM’s CLUB (non-owned); Fashion Square, a 36,029 square foot shopping center located in Orange Park, Florida and anchored by American Flooring (non-owned), Carrabba’s Italian Grill, Miller’s Orange Park Ale House, Ruby Tuesday and Takeya Japanese Steakhouse; Cobblestone Village, a 33,207 square foot shopping center located in Royal Palm Beach, Florida and anchored by Crispers and SuperTarget (non-owned); Chicopee Marketplace, a 116,220 square foot shopping center located in Chicopee, Massachusetts and anchored by Home Depot (non-owned), Marshalls, Staples and Wal-Mart (non-owned); and Wilkes-Barre Township Marketplace, a 309,770 square foot shopping center located in Wilkes-Barre, Pennsylvania and anchored by a Wal-Mart Supercenter.

 NewSem Tyrone Gardens LLC (aggregate purchase price of approximately $19.0 million)

•                  On June 20, 2006, NewSem Tyrone Gardens LLC, a joint venture with The Sembler Company in which the Company holds a 90 percent interest, acquired Tyrone Gardens, a 209,337 square foot shopping center located in St. Petersburg, Florida and anchored by Big Lots and Winn-Dixie, for approximately $19.0 million, including approximately $9.0 million of assumed mortgage indebtedness.

During the second quarter of 2006, the Company generated an aggregate of approximately $9.5 million of proceeds through the sale of three shopping centers and one land parcel.  Properties sold during the quarter include: Westgate Plaza, a 71,952 square foot shopping center located in Oneonta, New York; Long Point Square, a 74,329 square foot shopping center located in Houston, Texas; Mint Hill Festival, a 59,997 square foot shopping center located in Charlotte, North Carolina and sold by CA New Plan Venture Fund, LLC, a joint venture in which the Company holds a 10 percent interest; and 5.6 acres of land at Central Avenue Marketplace in Toledo, Ohio.  During the first six months of 2006, the Company generated an aggregate of approximately $28.9 million of proceeds through the culling of non-core and non-strategic properties and the disposition of one property and one land parcel held through joint ventures.

Balance Sheet Position

As of June 30, 2006, the Company had total book assets of approximately $3.4 billion and a total debt / undepreciated book value ratio of 43.8 percent.  The Company’s debt for the three months ended June 30, 2006 had an overall weighted average current interest rate of 6.2 percent and a weighted average maturity of 7.2 years.  Approximately 80 percent of the Company’s total debt is fixed rate debt, including the impact of the Company’s interest rate swaps.
Dividend

For the third quarter of 2006, the Company’s Board of Directors declared a cash dividend of $0.3125 per common share (CUSIP #648053106).  On an annualized basis, this is the equivalent of $1.25 per share.  The dividend is payable on October 16, 2006 to common stockholders of record on October 2, 2006.  The Company’s shares go ex-dividend on September 28, 2006.  The Board of Directors also declared a dividend of $0.975 per depositary share on its 7.8 percent Series D Cumulative Voting Step-Up Premium Rate Preferred Stock (CUSIP #648053700) to stockholders of record on October 2, 2006, payable on October 16, 2006.  In addition, the Board of Directors declared a dividend of $0.47656 per depositary share on its 7.625 percent Series E Cumulative Redeemable Preferred Stock (CUSIP #6480538090) to stockholders of record on October 2, 2006, payable on October 16, 2006.

Management Comment

“Since last year’s portfolio sale, our total debt / undepreciated book value ratio has remained at approximately 44 percent as a result of utilizing strategic dispositions and free cash flow to fund our acquisitions and redevelopments.   We continue to co-invest in our joint ventures, providing us with a higher return on capital.  Our expansive redevelopment program continues to be an effective means for us to remerchandise and upgrade a variety of space and our portfolio on a whole, while also enhancing them with lifestyle tenants when appropriate.  We also continue to demonstrate healthy leasing productivity,” commented Glenn J. Rufrano, Chief Executive Officer.

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Conference Call

The Company will be hosting a teleconference on Thursday, August 3, 2006 at 2:00 PM ET.  The teleconference can be accessed by dialing 1-866-770-7129 (International: 1-617-213-8067) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #22932257.  A replay of the teleconference will be available through midnight ET on August 10, 2006 by dialing 1-888-286-8010 (International: 1-617-801-6888) or via the web at www.newplan.com under Investor Information; Audio Archives.  Please refer to passcode #29353217.

The Company’s Supplemental Disclosure package will be furnished today on a Current Report on Form 8-K and will also be available on the Company’s website at www.newplan.com under Investor Information; Financial Reports.  These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

New Plan is one of the nation’s largest real estate companies, focusing on the ownership, management and development of community and neighborhood shopping centers.  The Company operates as a self-administered and self-managed REIT, with a national portfolio of 480 properties, including 175 properties held through joint ventures, and total assets of approximately $3.4 billion.  The properties are strategically located across 39 states and include 463 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 67.9 million square feet of gross leasable area, and 17 related retail real estate assets, with approximately 1.1 million square feet of gross leasable area.  For additional information, please visit www.newplan.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national or local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; possible future downgrades in our credit ratings; property ownership / management risks; the level and volatility of interest rates and changes in capitalization rates with respect to the acquisition and disposition of properties; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget; governmental approvals, actions and initiatives; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which discuss these and other factors that could adversely affect the Company’s results.

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NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts and footnotes)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Rental Revenues:
Rental income	$83,671	$98,957	$173,035	$197,186
Percentage rents	1,030	1,539	3,391	4,046
Expense reimbursements	26,800	28,567	48,714	53,607
TOTAL RENTAL REVENUES	111,501	129,063	225,140	254,839

Rental Operating Expenses:
Operating costs	18,306	20,494	37,007	41,832
Real estate taxes	14,256	18,230	28,537	34,220
Provision for doubtful accounts	2,273	2,012	4,452	4,667
TOTAL RENTAL OPERATING EXPENSES	34,835	40,736	69,996	80,719

NET OPERATING INCOME (1)	76,666	88,327	155,144	174,120

Other Income:
Fee income	3,769	1,346	8,052	2,925
Interest, dividend and other income	843	780	1,678	1,735
Equity in income of unconsolidated ventures	883	441	2,063	1,130
TOTAL OTHER INCOME	5,495	2,567	11,793	5,790

Other Expenses:
Interest expense	22,894	28,178	45,675	55,509
Depreciation and amortization	22,138	24,389	45,259	49,498
General and administrative	7,327	4,606	14,338	9,191
TOTAL OTHER EXPENSES	52,359	57,173	105,272	114,198

Income before real estate sales, impairment of real estate and minority interest	29,802	33,721	61,665	65,712
Minority interest in income of consolidated partnership and joint ventures	(201)	(1,134)	(351)	(1,416)
INCOME FROM CONTINUING OPERATIONS	29,601	32,587	61,314	64,296

Discontinued Operations:
Results of discontinued operations	856	1,417	2,030	3,390
Gain on sale of discontinued operations (2)	4,419	6,693	10,139	11,697
Impairment of real estate held for sale	(207)	-	(305)	—
INCOME FROM DISCONTINUED OPERATIONS	5,068	8,110	11,864	15,087

NET INCOME	$34,669	$40,697	$73,178	$79,383

Preferred dividends	(5,489)	(5,471)	(10,973)	(10,938)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS — BASIC	29,180	35,226	62,205	68,445
Minority interest in income of consolidated partnership	201	251	351	533
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS — DILUTED	$29,381	$35,477	$62,556	$68,978

Net income per common share — basic	$0.28	$0.34	$0.60	$0.66
Net income per common share — diluted	0.27	0.33	0.58	0.65

Funds from operations: (3)
Net income available to common stockholders — diluted	$29,381	$35,477	$62,556	$68,978
Deduct:
Minority interest in income of consolidated partnership, excluding gain allocation	(201)	(251)	(351)	(533)
Net income available to common stockholders — basic	29,180	35,226	62,205	68,445
Add:
Depreciation and amortization:
Continuing operations real estate assets	21,317	24,013	43,545	48,713
Discontinued operations real estate assets	133	853	287	1,841
Pro rata share of joint venture real estate assets	2,049	627	5,896	1,192
Deduct:
Gain on sale of discontinued operations (2) (4)	(1,923)	(4,611)	(7,455)	(8,343)
Pro rata share of joint venture gain on sale of real estate (4)	(78)	—	(78)	—
FUNDS FROM OPERATIONS — BASIC	50,678	56,108	104,400	111,848
Add:
Minority interest in income of consolidated partnership, excluding gain allocation	201	251	351	533
FUNDS FROM OPERATIONS — DILUTED	$50,879	$56,359	$104,751	$112,381

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts and footnotes)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Funds from operations per share — basic	$0.48	$0.54	$1.00	$1.09
Funds from operations per share — diluted	0.47	0.53	0.96	1.06

Funds from operations — diluted	$50,879	$56,359	$104,751	$112,381
Add:
Impairment of real estate	—	—	—	—
Impairment of real estate held for sale	207	—	(305)	—
FUNDS FROM OPERATIONS — DILUTED (prior calculation)	$51,086	$56,359	$104,446	$112,381

Funds from operations per share — diluted (prior calculation)	$0.47	$0.53	$0.96	$1.06

Weighted average common shares outstanding — basic	104,493	103,164	104,376	103,002
ERP partnership units	2,924	2,264	2,924	2,145
Options and contingently issuable shares	1,425	982	1,390	1,016
Convertible debt	—	231	—	199
Restricted stock	52	44	60	42
Weighted average common shares outstanding — diluted	108,894	106,685	108,750	106,404

(1) Net operating income (“NOI”) is provided here as a supplemental measure of operating performance.  NOI is defined as property revenues less property operating expenses, excluding depreciation and amortization and interest expense, and excludes NOI from properties classified as discontinued operations under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  The Company believes that this presentation of NOI is helpful to investors as a measure of its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization and interest expense, which can make periodic and peer analyses of operating performance more difficult to compare.  NOI should not, however, be considered as an alternative to net income (calculated in accordance with generally accepted accounting principles (“GAAP”)) as an indicator of the Company’s financial performance.

(2) For the three months and six months ended June 30, 2005, balance includes approximately $140,000 of final distributions from Benbrooke Ventures, a joint venture in which the Company previously held a 50 percent interest.  For the six months ended June 30, 2005, balance includes approximately $3.314 million, which represents the Company’s pro rata share of the gain on the sale of Rodney Village, a property previously owned by Benbrooke Ventures.

 (3) Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”).  The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

On October 1, 2003, the National Association of Real Estate Investment Trusts (“NAREIT”), based on discussions with the Securities and Exchange Commission (“SEC”), provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  Prior to this pronouncement, the Company had added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and had not factored in original issuance costs of preferred stock that had been redeemed in the calculation of FFO.  The Company presents FFO in accordance with NAREIT’s revised guidance.  To assist investors in understanding the impact of these changes, the Company also is presenting FFO in accordance with the methodology historically used by the Company (“prior calculation”).

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization on real estate assets, which can make periodic and peer analyses of operating performance more difficult to compare.  The Company also believes that the presentation of FFO consistent with the guidance that was in effect until October 1, 2003 is further helpful to investors because it assists investors in evaluating the Company’s historic operational performance and because it excludes other items included in the revised calculation of FFO such as impairments, which also do not relate to and are not indicative of the Company’s operating performance.  FFO should not, however, be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.  In addition, the Company’s computation of FFO may differ in certain respects from the methodology utilized by other REITs to calculate FFO and, therefore, may not be comparable to such other REITs.

(4) Excludes gain / loss on sale of land.

The above does not purport to disclose all items required under GAAP.

The Company’s Form 10-Q for the quarter ended June 30, 2006 should be read in conjunction with the above information.

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